Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 1, 2026, with respect to the consolidated financial statements of HL Credit Income Private Fund LP for the period from August 25, 2025 (commencement of operations) to December 31, 2025, as included in this Post-Effective Amendment to the Registration Statement on Form N-2 of Hamilton Lane Credit Income Fund filed with the Securities and Exchange Commission.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 6, 2026